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	UNITED STATES SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C. 20549


	FORM 10-SB

 	GENERAL FORM FOR REGISTRATION OF SECURITIES OF SMALL
	BUSINESS ISSUERS

	Under Section 12(b) or (g) of the Securities Exchange Act of
	1934

	Royal B.Y. Investmemt Management LLC.
 	(Name of Small Business Issuer in its charter)

	Delaware
 	(State or other jurisdiction of incorporation or organization)



	1335 Grant Ave. San Francisco CA. 94133
 	(Address of principle executive offices)(State, zip)

	y8huang2002@yahoo.com
 	(Issuer's email address)

	Securities to be registered under Section 12(b) of the Act:



	Title of each class 		Name of each exchange on which
					to each class is to be
					registered
	be so registered
	N/A				N/A



	Securities to be registered under Section 12(g) of the Act:
	Common Stock, par value $0.001 per share
	--------------------------------------------------
 	(Title of Class)





	      		1.


	Table of Contents

	Part I								     Page

	Item I.		Description of Business-------------------------------4

	(a).   		Business Development
	(b).   		Business of Issuer
	(c).		Reports to security holders.

	Item II.	Management's Discussion and Analysis or Plan
			of Operation -----------------------------------------6

	(a).		Plan of Operation
	(1).		Operation plan for the next twelve month

	Item III.	Description of Property   ----------------------------6

	(a).		The location of the company:
	(b).		Investment Policy:

	Item IV.	Security Ownership of Certain Beneficial
			Owners and Management --------------------------------7

	(a).		Security Ownership of Certain Beneficial Owners
	(b). 		Security Ownership of Management
	(c).		Control by Management

	Item V.		Directors and Executive Officers, Promoters and
			Control Persons --------------------------------------7

	(a).		Identify director and executive officers
	(b).		Identify significant employee
	(c).		Family Relationships
	(d). 		Involvement in certain legal proceedings

	Item VI.	Executive Compensation			--------------12
	Item VII.	Certain Relationships and Related Transactions.-------13
	Item VIII.	Description of Securities  ---------------------------13
	(a).		Common or Preferred Stock.
	(b).		Debt Securities


	Part II.


	Item I.		Market for Common Equity and Related Stockholder Matters--13

	(a).		Market information.
	(b).		Dividends
	(c).		Securities authorized for issuance under compensation plans.

	Item II.	Recent Sales of Unregistered Securities  -----------------14
	Item III.	Legal Proceedings  ---------------------------------------14
	Item IV.	Changes in and Disagreements with Accountants on Accounting
			and Financial Disclosure.---------------------------------14
	Item V.		Disclosure Controls and Procedures  ----------------------14



	      		2.




	Item VI.	Compliance With Section16 (a) of the Exchange Act ---------14
	Item VII.	Code of Ethics  -------------------------------------------14
	Item VIII.	Corporate Governance --------------------------------------15

	(a).		Director Independence
	(b).		Definition of Independent Board of Director
	(c). 		Board meetings and committees; annual meeting attendance.
	(d).		Director Nominating Process
	(e).		Audit committee.
	(f).		Compensation committee.
	(g).		Shareholder communications.

	Item VIIII.	Summary Information and Risk Factors.----------------------16

	(a). 		Summary.
	(b). 		Address and phone number.
	(c). 		Risk factors.

	(i) 		Lack of an operating history;
	(ii).		Poor financial position;
	(iii).		Market Risk;
	(iv).		Policy Risk

	Item X.		Dilution  ---------------------------------------------18
	Item XI. 	Indemnification of Directors and Officers -------------18

	Part F/S

	FINANCIAL STATEMENTS

	Balance Sheet                                         		F-1 -------19
	Statement of Operations                             		F-2 -------20
	Statement of Stockholder's Equity (deficit)      		F-3 -------20
	Statement of Cash Flows                               		F-4 -------21
	Notes to Financial Statements                      		F-5 -------21


	CERTIFICATIONS  -----------------------------------------------------------21



	      		3.




	10-SB

	Item I.	Description of Business.

	(a)   Business Development

	Royal B.Y Investment Management LLC. (the "Company" or the "Registrant") was formed in the State of Delaware on August 25,1999 and in the State of California on August 31, 1999. It was reregistered in the State of Delaware on May 10, 2005. This is actually planned to be the first Chinese REIT which go public in USA.

	Recent several dozens years, Chinese economy is booming. The Chinese's GDP is increasing at the speed of almost 10% each year. Also, the Chinese currency (RMB) is appreciated quickly. The Chinese real estate asset's value is also in the great surge trending up. And this trending will continue to last at least twenty years as we can see. Therefore, investment in Chinese real estate will take the great advantages of the Chinese economy growth, Chinese currency (RMB) appreciation.
	However, for many American investors including the institutional investors, there they may face many difficulties in investment in china, including the different cultural environment, different language, different economy system, different regulation, Chinese foreign investment policies, and the Chinese currency control. Therefore, we organized the Chinese real estate asset, team up with Chinese various local companies as partners, go public in the USA will solve all the problems facing investment in China. We and the local Chinese companies work on the real estate projects, while American investors and any other foreign investors who can access to our company 's investment window can exit their investment in the stock market of The United States.



	Since 2001, the company has been engaged in long term hard work in development of business acquisition, merger and obtaining financing in China's projects. Those include establishing network with Chinese government offices, local companies; organizing partnership; selecting management team; doing duediligence for the investment project and seeking financing for the projects etc. Currently,there are two excellent real estate project candidates that we are actively working on. One is acquisition of ownership of ABC Real Estate Ltd* which has property of 450 Chinese acre land and undecorated 3-star hotel in MiYun County, Beijing. The project will include decoration of the 3 star hotel and develop 88 villas on the land.








	      		4.



	(b)   	Business of Issuer

	(1).	The company's business is to acquire China's ownership of companies,
		especially in Real Estate field, then bring them go public in
		the United States.
	(2).	The company has investigated in China's real estate projects for
		more than 5 years and formed a great network in China from the
		different fields and levels, including high level government
		officers, real estate companies,construction companies, evaluation
		companies,guaranteed companies,decoration companies, Chinese Security
		Exchange Commission etc.The company have formed such a great network
		which will be able to obtain undervalued projects with great location
		and great potential of value increase. The company has developed an
		excellent experiences to judge china's real estate value also. The
		company understands Chinese culture very well and can form partnership
		of various kinds with Chinese local companies.
	(3).	Currently, the company has located many talented people who will work
		in this company after the financing for the project is completed,
		those people include famous, very experienced general manager of real
		estate companies, famous architects, banker, famous attorneys and
		accountants, high-level government officers as a support, human
		resource personnel etc.
	(4).	United States is strongly encouraging China to develop capital market,
		especially asset securitization, real estate asset securitization in
		USA. The real estate asset going public in USA will solve the problem
		that American investor's exit for their investments in china's real
		estate asset and provide a great tool to hedge Chinese real estate
		market risk.
	(5).	Chinese government is also strongly supporting the development of
		Chinese capital market,especially in Chinese real estate
		securitization in USA.
	(6).	Due to overheated fast growth in China' fixed asset investment,
		Chinese government'macroscopic economic adjustment and control,
		the financing in real estate is very difficult.But the real estate
		market is still very hot and it will keep hot for at least more years.
		Therefore, it has created an excellent investment opportunity for
		foreign investors to take the good projects.
	(7).	Recently years, Yun Huang, president of the company is actively
		working in China to organize the management team, he has formed
		partnerships with local Chinese companies and locate excellent real
		estate projects and seek finance for the project;



	(c).	Reports to security holders.

	(1).	The company will file reports with Security Exchange Commission.
	(2). 	Public may obtain information on the operation of the public
		reference. SEC alsomaintains an internet site that contain reports,
		proxy, and information statement and other information regarding
		issuer that file electronically with SEC.







	      		5.




	Item II.	Management's Discussion and Analysis or Plan of Operation

	(a).	Plan of Operation
	(1).	Operation plan for the next twelve month

	(i).	The business issuer has been actively making debt arrangements
		with various investment companies and the business partners to acquire the all or part of ownership of the project like MiYun project.

	(ii).	After the acquisition of MiYun Project, we are going to transfer the
		title to the company. And start to design the 88 villas and make
		decoration of the 3-star hotel. After the design have been completed,
		the company will develop the 88 villas. It will take one year to
		complete.



	Item III.	Description of Property

	(a).	The location of the company:
		The company is currently located at 1335 Grant Ave. San Francisco, CA.
		94133;
		The company has no asset under its name now.

	(b).	Investment Policy:

	(1).	Investments in Real Estate or interest in Real Estate. The company
		will invest or acquire office or apartment buildings, shopping
		centers, industrial properties and commercial properties, special
		purposed building, hotels and undeveloped acreage in China.
		Currently, the projects is very easy to be located by referral;
		the financing will be solved by debt or equity investment.
	(2).	The company will mainly purchase all or part of the ownership of the
		project companies. Those properties have to be located at good location
		of china's big city or undervalued which have great potential for the
		value increase.




	      		6.




	Item IV.	Security Ownership of Certain Beneficial Owners and Management.

	(a).	Security Ownership of Certain Beneficial Owners


		Class	Name and Address	Amount and Nature of 	Percentage
						Beneficial Owners


		Common	Yun Huang			2,000,000		100%
			1335 grant Ave.
			San Francisco, CA. 94133




	(b). 	Security Ownership of Management

		The business issuer has not attribute any stock to management, it will
		be decided after it get financing.

	(c).	Control by Management

		Management currently owns 100% of all the issued and outstanding
		capitalstock of the Company. Consequently, management has the ability
		to control the operations of the Company and will have the ability to
		control substantially all matters submitted to stockholders for
		approval, including:

		*Election of the board of directors;
		*Removal of any directors;

		*Amendment of the Company's certificate of incorporation or bylaws;

		*Adoption of measures that could delay or prevent a change in control
         	or impede a merger, takeover or other business combination.

		Accordingly, this concentration of ownership by itself may have the
		effect of impeding a merger, consolidation, takeover or other business
		consolidation, or discouraging a potential acquirer from making a
		tender offer.



	Item V.	Directors and Executive Officers, Promoters and Control Persons

	The term of office of each director is two years and until his successor
	is elected at the Company's annual shareholders' meeting and is qualified,
	subject to removal by the shareholders. The term of office for each officer
	is for two years and until a successor is elected at the annual meeting of
	the board of directors and is qualified, subject to removal by the board of
	directors.



	      		7.



	(a).	Identify director and executive officers

		President,		Yun Huang, 			56




	Yun Huang; President was born in Beijing, China , where he finished his BE.
	Degree in Precision Instrument Engineering in Tianjin University. He worked
	in the Chinese Academy of Science as a researcher for three years. In 1987,
	he finished his MS degree study in polymer physics in the University of
	Southern Mississippi, USA. In 1988, He continue his Ph.D study in Biophysics
	and Molecular Cell Biology in the University of California, at Berkeley.
	In 1990, he went to Wall-street to begin his career in investment fields.
	He had been in Wedbush Morgan Securities Inc. Gilford Securities Inc.
	Prudential Financial Services Inc. etc as investment advisor. In 1998,
	He founded Royal B.Y. Investment Management LLC. and a Hedge Fund. In 2000,
	He started to visit Mainland China frequently, where he gave a lot of seminars
	in nation-level conference at which there are many very high-level enterprise
	owners and managers, government officers attended. Starting from 2001,
	he started to visit different cities and counties of china to investigate
	investment projects accompanied by the heads of the provinces, cities or
	counties. He had worked on china's projects of venture investment, company
	go public, merger and acquisition, financing etc. His most interest is to
	apply American mature economic model to Chinese economy environment. He is
	now actively preparing for the first Chinese REIT's that will go public in
	USA in the near future .

	He has some experiences in  real estate. Although He did not have any record
	in real estate experiences, he has been studying real estate since he came
	back toChina 4 years ago. He studied real estate evaluation courses (Income
	Property Valuation by Jeffrey D. Fisher and Robert S Martin), real estate
	development courses (By DaiSong Zhao, also QingChun Wang), and real estate
	operation and management courses (By Ligen Shen etc.), Real Estate Investment
	Analysis (by Gaylon E. Greer); real estate project planning (By ShiJun Jia);
	real estate market analysis (By Adrienne Schmitz etc.) etc.







	      		8.



	This page has deleted because the project was stolen by those partners










	      		9.



	This page has deleted because the project was stolen by those partners












	      		10.



	This page has deleted because the project was stolen by those partners









	      		11.










	(b).	Identify significant employee

	Currently there is no identity significant employee yet.

	(c).	Family Relationships

	There is no any family relationship within the above mentioned management team members.

	(d). Involvement in certain legal proceedings

	The above mentioned members have no any pending legal proceedings.


	Item VI.		Executive Compensation

	Currently, there is no any compensation offered to any executive .




	      		12.




	Item VII.		Certain Relationships and Related Transactions.

	Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.


	We have not and do not intend to enter into any transactions with our management or any nominees for such positions. We have not and do not intend to enter into any transactions with beneficial owners of the Company. We are not a subsidiary of any parent company. We have not entered into and do not intend to enter into any transactions with beneficial owners of our Stock.


	Item VIII.	Description of Securities

	Our company has authorized to issue up to 100,000,000 Common Shares, $0.001 par value per Common Share and 20,000,000 shares of preferred stock. As of August, 8 ,2012 there are 20,000,000 shares of our Common Stock outstanding.All outstanding Common Shares are legally issued, fully paid and non-assessable.

	(a).	Common or Preferred Stock.

	(1).	The business issuer is offering 100,000,000 shares authorized
		common stock and 20,000,000 shares preferred stocks; among it, 20,000,000 shares common stock is outstanding.
	(2).	There is no dividend set for preferred stock yet.
	(3).	Holders of our Common Shares are entitled to cast one vote for
		each share held of record at all shareholders meetings for all purposes.

	(b).	Debt Securities

		Currently, the business issuer is seeking loan, but has not completed the deal yet.



	Part II.

	Item I.	Market For Common Equity and Related Stockholder Matter

	(a).	Market Information

	(1).	For the business issuer's common stock, there is no public
		trading market at this time.
	(2).	There is no outstanding option, warrants or securities convertible
		into common equity of the registrant.


	(b).	Dividends

	(1).	There is no any cash dividends for the last two fiscal years.
	(2).	There will be no restriction that limit the ability to pay
		dividends in the future. We do not have limitations or restrictions
		upon the rights of our Board of Directors to declare dividends,and
		we may pay dividends on our shares of stock  in cash, property, or
		our own shares, except when we are insolvent or when the payment
		thereof would render us insolvent subject to the provisions of the
		Delaware Statutes. We have not paid dividends to date, and we do not
		anticipate that we will pay any dividends in the foreseeable future.





	      		13.




	c).	Securities authorized for issuance under compensation plans.
		There is no security considered for compensation plan yet.


	Item II.	Recent Sales of Unregistered Securities

		Currently, there is no sales of unregistered securities.

	Item III.	Legal Proceedings


		The Company is not, and has not been, involved in any legal proceedings. The business issuer does not have any pending legal proceedings.


	Item VI.	Changes in and Disagreements with Accountants on Accounting
			and Financial disclosure.

		Because the financial statement at this time is not audited, there is no outside accountant has any comment on our accounting and financial disclosure.

	Item V.	Disclosure Controls and Procedures

		The Company maintains disclosure controls and procedures that are
		designed to ensure that information required to be disclosed in
		the Company's Exchange reports is recorded, processed and summarized
		and is reported within the time periods specified in the SEC's rules
		and forms, and that such information is accumulated and communicated
		to the Company's management,including its Chief Executive Officer and
		Chief Financial Officer, as appropriate, to allow timely decisions
		regarding required disclosure. In designing and evaluating the
		disclosure control procedures, no matter how well designed and
		operated, can provide only reasonable assurance of achieving the
		desired control objectives, and management necessarily was required
		to apply its judgment in evaluating the cost-benefit relationship of
		possible controls and procedures.


	Item VI.	Compliance With Section16(a) of the Exchange Act

	Section 16(a) of the Securities Exchange Act of 1934, as amended, requires
	our executive officers and directors and persons who own more than 10% of a
	registered class of our equity securities to file with the Securities and
	Exchange Commission initial statements of beneficial ownership,reports of
	changes in ownership and annual reports concerning their ownership of the
	ourcommon stock and other equitysecurities, on Form 3, 4 and 5 respectively.
	Executive officers,directors and greater than 10% shareholders are required
	by the Securities and exchange Commission regulations to furnish our company
	with copies of all Section 16(a) reports they file.Based solely on our review
	of the copies of such reports received by us, and on written representations
	by our officers and directors regarding their compliance with the applicable
	reporting requirements under Section 16(a) of the Exchange Act, we believe
	that, with respect to the fiscal year ended Aug.1 2012, our officers and
	directors, and all of the persons known to us to own more than 10% of our
	common stock, filed all required reports on a timely basis.



	Item VII.		Code of Ethics

	We have code of ethics as following:

	(1).	Honest and ethical conduct.
	(2).	Full, fair, acurate,timely, and understandable disclosure in reports
		and documents that small business issuer file with ,or sumit to, the
		Commission and in other public communication.
	(3).	Compliance with applicable government laws, rules and regulations.
	(4).	The prompt internal reporting of the violations of the code to an
		appropriate person.
	(5).	Accountability for adherence to the code.







	      		14.





	Item VIII.	Corporate Governance

	(a).	Director Independence

		Yun Huang, 	Board of Director,  member of compensation,
		nominating and audit committee, not independent ,


		Once we obtaine finance, we will satisfy the requirement that majority of the board of directors are independent.

	(b).	Definition of Independent Board of Director

	An "independent director" is a director who has no material relationship with the company beyond his directorship (either directly or as a partner, shareholder, or officer of an organization that has a "material" relationship with the company).An independent director should be independent in character and judgment, and there should be no relationships or circumstances which could affect, or mightappear to affect, the director's independent judgment.

	In particular, an independent director is a director who:

	i.	Is not, and has not been employed by the company or any of its
		related parties at any time during the past five years;
	ii. 	Is not, and has not been affiliated with a company that acts as
		an advisor orconsultant to the company or its related parties, nor is not and has not himself acted in such capacity at any time during the past five years;
	iii. 	Is not, and has not been affiliated with any significant customer
		or supplier of the company or its related parties (i.e. a company that makes payments to, or receives


	(c). 	Board meetings and committees; annual meeting attendance.

		Once the business issuer get finance, it will determine the schedule of annual meeting.


	(d).	Director Nominating Process.

	(i).	Currently, the business issuer dose not have charter for
		nominating yet.
	(ii).	The committee will consider director candidates recommended by
		security holders;
	(iii).	The procedures for (ii) are:

	a.	Acceptance of application for the candidate
	b.	Discussion of the applicant in monthly meeting
	c.	Making decision by standard, the standard will be issued later.






	      		15.





	(vi).	The minimum qualifications for the candidate are:

	a.	Love our business
	b.	Have desire to let our business become better
	c.	Have certain good reputation on a certain field

	(v).	The business issuer will not pay any fee for the recommendation
		of the candidate.

	(e).	Audit committee.

		Currently, Mr. Yun Huang serves as auditing expert to the business.

	(f).	Compensation committee.

		Currently, Mr. Yun Huang serves as compensation committee to the business.

	(g).	Shareholder communications.

	The business issuer will allow shareholder to send letter to state their opinions to the board of directors. The board will answer the letter within two weeks, if available.


	Item VIIII.	Summary Information and Risk Factors.

	(a) Summary.

	The business issuer is actually working on the first Chinese REIT which go public in the USA.The business issuer will acquire real estate assets in china which includes hotel, apartment building, office building and go public in USA. In this way, American investors or foreign investors will be very easy to access the Chinese real estate investment and then exit the investment in United State's stock market while they are in USA. Currently, the assets planned to be acquired are that located at the best place in three major cities, including Beijing, Shanghai and Tianjin. The asset includes completed real estate or uncompleted real estate projects, but have great potential for value increase. The issuer's management team mainly are composed of not only American, American Chinese who understands very well American culture and Chinese culture with great experiences and connections in two countries, but also great local Chinese, including very experienced professional real estate managers, famous architects, high-level government officers, famous attorneys and accountants.

	The investors in china and usa will have great opportunity to increase their investment value when Chinese real estate industry boom and the Chinese currency (RenminBi) value increases.
	The trend will be continuing.




	      		16.




	The investment risk also can be hedged to minimum in USA by derivative tool in American stock market.

	(b) Address and Email Adress.

 	1335 grant Ave. San Francisco, CA. 94133 y8huang2002@yahoo.com


	(c) Risk factors.

	(i) Lack of an operating history;

	The business here is related to many aspects, that include finance, acquisition, real estate development and go public. Therefore, it requires that the principal has to very rich experiences on those aspects. The principal himself does not have enough experiences in real estate development.However, the business issuer can hire very good experienced real estate general managers in China. Also, the business issuer has an excellent network in China, where it would not be difficult to locate very high qualified calibers.

	(ii).	Poor financial position;

	Currently, the financial situation is bad for the business issuer. If the business issuer can be successful will depend on the financing result. However,the business here stands for the interests of the people in two countries. Americans want to invest in Chinese real estate asset and exit the investment in USA's stock market and grow with china's growth and RMB's value increase. While Chinese people like to go to international and hedge their real estate risk by derivative tools.

	(iii).	Market Risk;

	China's real estate also has market risk like all other country's real estate market. It might be down in the short term. However, the overall trend is up, and it will last quite a long time to sustain the trend. we can still see the Chinese real estate market is very hot, even if Chinese government tried to use macroscopic adjustment to suppress the market. We don't have to worry about the market risk now. Also, we are doing asset acquisitions only in the first three biggest cities, which are Beijing , Tianjin and Shanghai. The market in those three cities would be very good for the Chinese cultural reasons.


	(iv).	Policy Risk

	The Chinese investment policies might change sometimes. It might limit the foreign investment in China. Therefore it would effect the issuer's investment and the rate of return. However, we are actually working together with local Chinese real estate companies as joint venture. We are treated as a Chinese company. Also, China's policies is in the trend to open to foreign countries not to close. The trend will last for quite long time. In the long run, we don't have to worry about it.






	      		17.



	Item X.	Dilution


	The business issuer authorizes the issuance of a maximum of 100,000,000 shares of common stock and a maximum of 20,000,000 shares of preferred stock. Any merger or acquisition effected by us may resultin the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders.Our Board of Directors has the power to issue any or all of such authorized but un issued shares without stockholder approval. To the extent that additional shares of Common Stock or Preferred Stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of Common Stock might be materially adversely affected.


	Item XI.	Indemnification of Directors and Officers

	Section 145 of the Delaware Corporation Law provides in relevant parts as follows:

	(1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit,or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses
	(including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement,conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
	(2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the feet that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine on application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.




	      		18.




	(3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in (1) or (2) of this subsection, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.
	(4) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.




	Part F/S


	FINANCIAL STATEMENTS (December 31, 2006)
	Royal B.Y Investment Management LLC.

	INDEX TO FINANCIAL STATEMENTS

	Balance Sheet                                         	F-1
	Statement of Operations                             	F-2
	Statement of Stockholder's Equity (deficit)      	F-3
	Statement of Cash Flows                               	F-4
	Notes to Financial Statements                      	F-5

	UNAUDITED CONSOLIDATED BALANCE SHEETS


	ASSET
	CURRENT ASSET
	Cash							$0.00
	Accounts Receivable

	Net:							$0.00

	LIABILITIES AND STOCKHOLDERS' DEFICIT

	CURRENT LIABILITY
	Accrued Interest					$0.00

	Total current liabilities

	STOCKHOLDERS' EQUITY/DEFICIT:
	Accumulated Deficit					$(80,000)


	Common stock; $1.00 par value, 200,000,000 shares
	authorized, 200,000 shares issued and outstanding    	  $80,000

	Total stockholders' deficit    				$(80,000)


	Total liabilities and stockholder's deficit		$(80,000)





	      		19.

	Statement of Income
	Jan 1,2012 to Aug. 1, 2012

	UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

        REVENUES                        $0.00
 	OPERATING EXPENSES:
	Research and development               $5,200
	General and administrative             $2,200
	Debt paid out			       $7,200


	Total operating expenses              $14,600
	LOSS FROM OPERATIONS                  (14,600)

	UNAUDITED STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT) in Aug. 1 of 2012


                          	Common Stock    Additional
                                          	Paid-in
                           	Shares Amount   Capital       Total
                         	---------   	-------      -------

	Balance, 12/31/05       20,000,000   	$0.00         $0.00

	Net loss, 12/31/2006    --           	--   	$0,00

	Balance, 12/31/2006     20,000,000   	$0.00         $0.00







	      		20.

    	Unaudited Statement of Cash Flows
	For the period from Jan,1, 2012 to Aug. 1, 2012


	Cash Flow from Financial Activities			$30,000

	Common stock issued for cash				$0.00



	Net cash provided by financing  activities      	$30,000

 	Net cash provided by (used in) operating activities	$(14,600)
	Investment Loss						$(11,00)

	NET INCREASE (DECREASE) IN CASH 			$(3,400)





	F-5
	Notes to Financial Statements

	The Board of Directors issued 200,000 shares of common stock in services to the founding shareholder of the Company to fund organizational start-up costs.








	CERTIFICATIONS

	I, Yun Huang certify that:

	1. 	I have reviewed this form 10-SB of Royal B.Y. investment
		ManagementLLC.;
	2. 	Based on my knowledge, this report does not contain any untrue
		statement of a material fact or 	omit to state a material
		fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
	3. 	Based on my knowledge, the financial statements, and other
		financial information included in this report, fairly present
		in all material respects the financial condition, results of
		operations
	a	an cash flows of the small business issuer as of, and for, the
		periods presented in this report;

	4. 	The small business issuer's other certifying officer(s) and I
		are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the small business issuer and have:

	(a) 	Designed such disclosure controls and procedures, or caused
		such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us byothers within those entities, particularly during the period in which this report is being prepared;
	(b) 	Designed such internal control over financial reporting, or
		caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements forexternal purposes in accordance with generally accepted accounting principles;








		      		21.






	c) 	Evaluated the effectiveness of the small business issuer's
		disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation;
	(d) 	Disclosed in this report any change in the small business
		issuer's internal control over financial reporting that occurred during the small business issuer's most recent fiscal quarter (the small business issuer's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer's internal control over financial reporting; and

	5. 	The small business issuer's other certifying officer(s) and I
		have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer's auditors and the audit committee of the small business issuer's board of directors (or persons performing the equivalent functions):
	(a) 	All significant deficiencies and material weaknesses in the
		design or operation of internalcontrol over financial reporting which are reasonably likely to adversely affect the small business issuer's ability to record, process, summarize and report financial information; and
	(b) 	Any fraud, whether or not material, that involves management or
		other employees who have a significant role in the small business issuer's internal control over financial reporting.



		/s/ Yun Huang, President
		- ------------------------------------
		Yun Huang
		Principal Executive Officer &
		Principal Financial Officer
		Principal Accounting Officer




		Date: Aug.18,2012